LORD ABBETT INVESTMENT TRUST


AMENDMENT TO
DECLARATION AND AGREEMENT OF TRUST


     The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a declaration and agreement of trust dated August 16, 1993 (the "Declaration"), do hereby amend the Declaration, pursuant to Section 8.2 of the Declaration, by deleting section 2.7 in its entirety and inserting the following in lieu thereof:

     Section 2.7. Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power

(a)     to change the principal office of the Trust;
(b)     to amend the By-Laws;
(c)     to issue Shares of any Series;
(d) to elect or remove from office any Trustee or the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or the Secretary of the Trust;
(e)     to increase or decrease the number of Trustees;
(f) to declare a dividend or other distribution on the Shares of any Series;
(g)     to authorize the repurchase of Shares of any Series; or
(h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.

     This instrument shall constitute an amendment to the Declaration and shall be effective upon execution by a majority of the Trustees.


     IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of April, 2004.


___/s/ Robert S. Dow
   Robert S. Dow

__/s/ E. Thayer Bigelow
   E. Thayer Bigelow

__/s/ William H. T. Bush
   William H. T. Bush

__/s/ Robert B. Calhoun, Jr.
   Robert B. Calhoun, Jr.

_/s/ Julie A. Hill
   Julie A. Hill

__/s/ Franklin W. Hobbs
    Franklin W. Hobbs

__/s/ C. Alan MacDonald
      C. Alan MacDonald

__/s/ Thomas J. Neff
     Thomas J. Neff

























LORD ABBETT INVESTMENT TRUST

AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST


     The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration,
(i) a new class of shares for the Series of the Trust named the Balanced Series, to be designated the Class Y shares of such series; (ii) a new class of shares for the Series of the Trust named the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, to be designated the Class Y shares of such series; and (iii) a new class of shares for the Series of the Trust named the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund, to be designated the Class Y shares of such series. Any variations between the new classes and such other classes of the Trust as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be set forth in the Declaration or elsewhere determined by the Board of Trustees of the Trust.

This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of August, 2004.


/s/ ROBERT S. DOW                                       /s/ JULIE A. HILL
Robert S. Dow                                           Julie A. Hill


/s/ E. THAYER BIGELOW                           /s/ FRANKLIN W. HOBBS
E. Thayer Bigelow                                       Franklin W. Hobbs


/s/ WILLIAM H. T. BUSH                          /s/ C. ALAN MACDONALD
William H. T. Bush                                      C. Alan MacDonald


/s/ ROBERT B. CALHOUN, JR.                      /s/ THOMAS J. NEFF
Robert B. Calhoun, Jr.                                  Thomas J. Neff




LORD ABBETT LARGE-CAP GROWTH FUND
LORD ABBETT SECURITIES TRUST
LORD ABBETT TAX-FREE INCOME TRUST
LORD ABBETT INVESTMENT TRUST
LORD ABBETT BLEND TRUST

INCREASE IN NUMBER OF TRUSTEES
AND
APPOINTMENT OF JULIE A. HILL AS TRUSTEE


     The undersigned, being at least a majority of the Trustees of each of Lord Abbett Large-Cap Growth Fund, Lord Abbett Securities Trust, Lord Abbett Tax-Free Income Trust, Lord Abbett Investment Trust, and Lord Abbett Blend Trust, each a Delaware statutory trust organized pursuant to a Declaration of Trust do hereby
(1) increase the number of trustees of each such trust from seven to eight, pursuant to Section 2.3 of each such Declaration, and (2) appoint Julie A. Hill as Trustee of each such Delaware statutory trust pursuant to Section 2.6 of each such Declaration.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 11th day of March, 2004.


/s/ Robert S. Dow                                     /s/ Franklin W. Hobbs.
Robert S. Dow                                           Franklin W. Hobbs

/s/ E. Thayer Bigelow                                   /s/ C. Alan MacDonald
E. Thayer Bigelow                                       C. Alan MacDonald


/s/ William H. T. Bush                          /s/ Thomas J. Neff
William H. T. Bush                                      Thomas J. Neff


/s/ Robert B. Calhoun, Jr.
Robert B. Calhoun, Jr.



LORD ABBETT LARGE-CAP GROWTH FUND
LORD ABBETT SECURITIES TRUST
LORD ABBETT TAX-FREE INCOME TRUST
LORD ABBETT INVESTMENT TRUST
LORD ABBETT BLEND TRUST

TRUSTEE ACCEPTANCE AND AGREEMENT

     I, Julie A. Hill, do hereby accept the appointment as Trustee of each of the Lord Abbett Large-Cap Growth Fund, Lord Abbett Securities Trust, Lord Abbett Tax- Free Income Trust, Lord Abbett Investment Trust, and Lord Abbett Blend Trust, each a Delaware statutory trust organized pursuant to a Declaration of Trust. In addition, I agree to be bound by all terms of each Declaration. I understand that this Acceptance and Agreement shall satisfy the terms and conditions of Section 2.6 of each Declaration. IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Agreement as of this 11th day of March, 2004.


/s/ Julie A. Hill
Julie A. Hill








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